SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           December 20, 2012
                            Date of Report
                   (Date of Earliest Event Reported)

                        IIM GLOBAL CORPORATION
          (Exact Name of Registrant as Specified in its Charter)

                   SILVERWOOD ACQUISITION CORPORATION
          (Former Name of Registrant as Specified in its Charter)

Delaware                        000-54545                00-0000000
(State or other           (Commission File Number)     (IRS Employer
jurisdiction                                        Identification No.)
of incorporation)

                          525 Technology Park
                               Suite 165
                        Lake Mary, Florida 32746
                (Address of Principal Executive Offices)

                           215 Apolena Avenue
                    Newport Beach, California 92662
            (Former Address of Principal Executive Offices)

                            815-356-7504
                    (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On December 21, 2012, IIM Global Corporation (formerly Silverwood Acquisition Corporation) (the "Registrant" or the "Company") issued 1,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 67% of the total outstanding 1,500,000 shares of common stock.

ITEM 5.01     Changes in Control of Registrant

    On December 20, 2012, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on November 9, 2011 as supplemented by the information contained in Annual Report on Form 10-K filed March 28, 2012, the Form 10-Q filed on November 1, 2012 and this report.

    The Registrant anticipates that it will enter into a business combination with Innovation in Motion, Inc., a private company operating in two technology fields: the handheld identification market and mobile payment market. The private company has a range of state-of-the-art products in these fields and has begun serious market penetration with the sale and placement of units.

ITEM 5.02  Departure of Directors or Principal Officers; Election of
           Directors

    On December 20, 2012, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On December 20, 2012, James McKillop resigned as the Registrant's vice president and director.

    On December 20, 2012, David S. Jones was named as the director of the Registrant.

    On December 20, 2012, David S. Jones was appointed President, Secretary and Treasurer of the Registrant.

    David S. Jones has been in global business management in all regions of the world including global management of company personnel and contractor/ partner relationships. He has served as a board member on joint ventures operating in Beijing, China, Bangalore, India and Perth, Australia. He has served in sales, field service, marketing, finance, engineering, business development and other areas with a particular expertise in joint venture management. From 1986 through 2007, Mr. Jones worked for Motorola, Inc. with various systems and operations and development positions retiring as Vice President for Global Service Delivery Operations responsible for global delivery of all technical call center services, network operations centers, secure operation center, technical training and services business development. He served as a board member for the joint venture between Motorola and WiPro in Bangalore, India. From 2007 to 2010, Mr. Jones was Vice President and General Global Services Manager for Intermec Technologies, Inc., Everett, Washington. Mr. Jones was responsible for Intermec's global business including margin improvement and revenue growth, sales, third party services, marketing finance, call centers, parts sales and professional services. From 2010 to 2011, Mr. Jones served as a consultant to large and small manufacturers and in 2011 Mr. Jones established Innovation in Motion Inc. which has grown from a start-up in 2011 to an estimated pre-tax revenue of $7,6 million.

    Mr. Jones received his Bachelor of Science in Civil Engineering degree from Rose Hulman Institute of Technology, Terre Haute, Indiana and his Masters in Business Administration degree from Baldwin Wallace College, Berea, Ohio.

                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                          IIM GLOBAL CORPORATION

Date: December 21, 2012                  /s/ David S. Jones
                                         President